UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): March 28, 2013
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On March 28, 2013, Accenture plc (“Accenture”) issued a press release announcing financial results for its second quarter of fiscal year 2013, which fiscal quarter ended on February 28, 2013.
A copy of the press release is attached hereto as Exhibit 99. All information in the press release is furnished but not filed.
Non-GAAP Financial Information
In the attached press release Accenture discloses the following non-GAAP financial measures:

•
Free cash flow (defined as operating cash flow net of property and equipment additions). Accenture’s management believes that this information provides meaningful additional information regarding the company’s liquidity.

•
Percentage changes in revenues before reimbursements (“net revenues”) on a local currency basis. Financial results in local currency are calculated by restating current period activity into U.S. dollars using the comparable prior year period’s foreign currency exchange rates. This approach is used for all results where the functional currency is not the U.S. dollar. Accenture’s management believes that information regarding changes in its net revenues that excludes the effect of fluctuations in foreign currency exchange rates facilitates meaningful comparison of its net revenues before reimbursements.

•
Earnings per share, operating income, operating margin and effective tax rate excluding the reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001. Accenture’s management believes that information regarding the effect of the reorganization benefits on earnings per share, operating income, operating margin and effective tax rate facilitates understanding as to both the impact of these benefits and the company’s operating performance.

•
Earnings per share and effective tax rate excluding the benefit from final determinations of U.S. federal tax liabilities. Accenture’s management believes that information regarding the effect of the settlement benefit on earnings per share and effective tax rate facilitates understanding as to both the impact of this settlement and the company’s operating performance.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While Accenture’s management believes that this non-GAAP financial information is useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99	Press Release of Accenture, dated March 28, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2013	ACCENTURE PLC

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of Accenture, dated March 28, 2013